Exhibit (h)(9)

EXECUTION COPY

THIRD AMENDMENT TO AMENDED AND RESTATED ENHANCED

ACCOUNTING AND ADMINISTRATIVE SERVICES AGREEMENT

This Amendment to the Amended and Restated Enhanced Accounting and Administrative Services Agreement (the “Amendment”) by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Bank”) and The Commerce Funds, a Delaware statutory trust (the “Trust”) is dated and effective as of November 1, 2023.

WHEREAS, the Bank and the Trust entered into an Amended and Restated Enhanced Accounting and Administrative Services Agreement dated as of November 1, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”), pursuant to which the Trust has appointed the Bank to provide certain enhanced accounting and administrative services (the “Accounting and Administrative Services”) with respect to the Trust for its Short-Term Government Fund, Bond Fund, Growth Fund, Value Fund, MidCap Growth Fund, National Tax-Free Intermediate Bond Fund, Missouri Tax-Free Intermediate Bond Fund and Kansas Tax-Free Intermediate Bond Fund (the “Funds”);

WHEREAS, the Trust has notified the Bank that it has established the MidCap Value Fund, and that it desires to retain the Bank to provide the Accounting and Administrative Services therefor, and the Bank has notified the Trust that it is willing to provide such services for the MidCap Value Fund;

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment. The Trust hereby appoints the Bank to provide the Accounting and Administrative Services to the Trust for the MidCap Value Fund, for the period and on the terms set forth in the Agreement. The Bank hereby accepts such appointment and agrees to render the services set forth in the Agreement for the MidCap Value Fund. The MidCap Value Fund shall be subject to the provisions of the Agreement to the same extent as the Funds (including those relating to the compensation and expenses payable by the Funds).

2. Capitalized Terms. From and after the date hereof, the term “Fund” as used in the Agreement shall be deemed to include the MidCap Value Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

3. Amendments. The Agreement is hereby amended as follows:

(a)  Schedule A is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

LIST OF FUNDS

The Growth Fund (CFGRX)

The Value Fund (CFVLX)

The MidCap Growth Fund (CFAGX)

The MidCap Value Fund (CFMVX)

The Bond Fund (CFBNX)

The Short-Term Government Fund (CFSTX)

The National Tax-Free Intermediate Bond Fund (CFNLX)

The Missouri Tax-Free Intermediate Bond Fund (CFMOX)

The Kansas Tax-Free Intermediate Bond Fund (KTXIX)

(b)  Annex I to Schedule B6 is hereby deleted in its entirety and replaced with the following.

ANNEX I

Liquidity Risk Measurement Services	FREQUENCY

THE COMMERCE FUNDS

The Growth Fund (CFGRX)*

The Value Fund (CFVLX)*

The MidCap Growth Fund (CFAGX)*

The MidCap Value Fund (CFMVX)*

The Bond Fund (CFBNX)

The Short-Term Government Fund (CFSTX)

The National Tax-Free Intermediate Bond Fund (CFNLX)

The Missouri Tax-Free Intermediate Bond Fund (CFMOX)

The Kansas Tax-Free Intermediate Bond Fund (KTXIX)

Daily

*	Equity Funds.

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type

THE COMMERCE FUNDS	Standard N-PORT and N-CEN Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

The Growth Fund (CFGRX)

The Value Fund (CFVLX)

The MidCap Growth Fund (CFAGX)

The MidCap Value Fund (CFMVX)

The Bond Fund (CFBNX)

The Short-Term Government Fund (CFSTX)

The National Tax-Free Intermediate Bond Fund (CFNLX)

The Missouri Tax-Free Intermediate Bond Fund (CFMOX)

The Kansas Tax-Free Intermediate Bond Fund (KTXIX)

Standard

Form N-CEN Services

THE COMMERCE FUNDS

Information Classification: Limited Access

3.  Miscellaneous. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4. This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

5. This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

THE COMMERCE FUNDS

By:	/s/ William R. Schuetter
Name:	William R. Schuetter
Title:	President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director